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                                                             Exhibit 24(b)(6)(B)

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KEYSTONE                                Dealer No. _____________________________
I N V E S T M E N T S                   (Please indicate Exchange Membership(s),
                                        if any.) _______________________________

200 Berkeley Street                     ________________________________________
Boston, Massachusetts 02116-5034
                                        Effective Date _________________________
                                        CLASS A AND B SHARES

To Whom It May Concern:

     Keystone Investment Distributors Company ("the Company"), principal underwriter, invites you to participate in the distribution of shares of the Keystone Fund Family, Classes A and B shares of the Keystone America Fund Family and other Funds ("Funds") designated by us which are currently or hereafter underwritten by the Company, subject to the following terms:

1. In the distribution and sale of shares, you shall not have authority to act as agent for the issuer, the Company or any other dealer in any respect in such transactions. All orders are subject to acceptance by us and become effective only upon confirmation by us. The Company reserves the unqualified right not to accept any specific order for the purchase or exchange of shares.

2. You will offer and sell shares of the Funds other than Class A shares of the Keystone America Funds only at their respective net asset values in accordance with the terms and conditions of a current prospectus of the Fund whose shares you offer. With respect to Class A shares of the Keystone America Funds and other Funds designated by us, you will offer and sell such shares at the public offering price described in a current prospectus of the Fund whose shares you offer. You will offer shares only on a forward pricing basis, i.e. orders for the purchase or repurchase of shares accepted by you prior to the close of the New York Stock Exchange and placed with us the same day prior to the close of our business day, 5:00 p.m. Eastern Time, and orders to exchange shares of one Fund for shares of another Fund eligible for exchange placed with us prior to 3:00 p.m. Eastern Time, shall be confirmed at the closing price for that business day. You agree to place orders for shares only with us and at such closing price. You further agree to confirm the transaction with your customer at the price confirmed in writing by us. In the event of a difference between verbal and written price confirmations, the written confirmations shall be considered final. Prices of the Funds' shares are computed by and are subject to withdrawal by the Funds in accordance with their current respective prospectuses. You agree to place orders with us only through your central order department unless we accept your written Power of Attorney authorizing others to place orders on your behalf.

3. So long as this agreement remains in effect, we will pay you commissions on sales of shares of the Funds and service fees, all in accordance with the Schedule of Commissions and Service Fees ("Schedule") attached hereto and made a part hereof, effective June 1, 1995, which Schedule may be modified from time to time or rescinded by us, in either case without prior notice. You shall have no vested right to receive any continuing service fees, other fees, or other commissions which we may elect to pay to you from time to time on shares previously sold by you. You agree not to share or rebate any portion of such commissions or to otherwise grant any concessions, discounts or other allowances to any person who is not a broker or dealer actually engaged in the investment banking or securities business. You will receive commissions in accordance with the attached Schedule on all purchase transactions in shareholder accounts (excluding reinvestment of income dividends and capital gains distributions) for which you are designated as Dealer of Record except where we determine that any such purchase was made with the proceeds of a redemption or repurchase of shares of the same Fund or another Fund whether or not the transaction constitutes the exercise of the exchange privilege. Commissions will be paid to you twice a month.

     You hereby authorize us to act as your agent in connection with all transactions in shareholder accounts in which you are designated as Dealer of Record. All designations of Dealer of Record and all authorizations of the Company to act as your Agent shall cease upon the termination of this Agreement, or upon the shareholder's instruction to transfer his or her account to another Dealer of Record.

4. Payment for all shares purchased from us shall be made to the Company and shall be received by the Company within ten business days after the acceptance of your order or such shorter time as may be required by law. If such payment is not received by us, we reserve the right, without prior notice, forthwith to cancel the sale, or, at our option, to sell the shares ordered by you back to the Fund concerned in which latter case we may hold you responsible for any loss, including loss of profit, suffered by us or by the Fund resulting from your failure to make payment as aforesaid.

5. You agree to purchase shares of the Funds only from us or from your customers. If you purchase shares from us, you agree that all such purchases shall be made only to cover orders already received by you from your customers, or for your own bonafide investment without a view to resale. If you purchase shares from your customers, you agree to pay such customers the applicable net asset value per share less any contingent deferred sales charge that would be applicable if such shares were then tendered for redemption in accordance with the then current applicable prospectus ("repurchase price").

6. You will sell shares only --

          (a) to your clients at the prices described in paragraph 2 above; or

          (b) to us as agent for the Funds at the repurchase price. In such a sale to us, you may act either as principal for your own account or as agent for your customer. If you act as principal for your own account in purchasing shares for resale to us, you agree to pay your customer not less than nor more than the repurchase price which you receive from us. If you act as agent for your customer in selling shares to us, you agree not to charge your customer more than a fair commission for handling the transaction.

7. You shall not withhold placing with us orders received from your customers so as to profit yourself as a result of such withholding.

8. We will not accept from you any conditional orders for shares.

9. If any shares sold to you under the terms of this agreement are repurchased by a Fund, or are tendered for redemption, within seven business days after the date of our confirmation of the original purchase by you, it is agreed that you shall forfeit your right to any commissions on such sales even though the shareholder may be charged a contingent deferred sales charge by the Fund.

     We will notify you of any such repurchase or redemption within the next ten business days after the date on which the certificate or written request for redemption is delivered to us or to the Fund, and you shall forthwith refund to us the full amount of any commission you received on such sale. We agree, in the event of any such repurchase or redemption, to refund to the Fund any commission we retained on such sale and, upon receipt from you of the commissions paid to you, to pay such commissions forthwith to the Fund.

10. Shares sold to you hereunder shall not be issued in certificate form or otherwise until payment has been received by the Fund concerned. If transfer instructions are not received from you within 15 days after our acceptance of your order, the Company reserves the right to instruct the transfer agent for the Fund concerned to register a certificate for the shares sold to you in your name and forward such certificate to you. You agree to hold harmless and indemnify the Company, the Fund and its transfer agent for any loss or expense resulting from such registration.

11. No person is authorized to make any representations concerning shares of the Funds except those contained in the current applicable prospectuses and in sales literature issued by us supplemental to such prospectuses. In purchasing shares from us you shall rely solely on the representations contained in the appropriate prospectus and in such sales literature. We will furnish additional copies of the current prospectuses and such sales literature and other releases and information issued by us in reasonable quantities upon request. You agree that you will in all respects duly conform with all laws and regulations applicable to the sale of shares of the Funds and will indemnify and hold harmless the Funds, their directors and trustees and the Company from any damage or expenses on account of any wrongful act by you, your representatives, agents or sub-agents in connection with any orders or solicitation of orders of shares of the Funds by you, your representatives, agents or sub-agents.

12. Each party hereto represents that it is a member of the National Association of Securities Dealers, Inc., and agrees to notify the other should it cease to be a member of such Association and agrees to the automatic termination of this agreement at that time. It is further agreed that all rules or regulations of said Association now in effect or hereafter adopted, which are binding upon underwriters and dealers in the distribution of the securities of open-end investment companies, shall be deemed to be a part of this agreement to the same extent as if set forth in full herein.

13. You will not offer the Funds for sale in any State where they are not qualified for sale under the Blue Sky Laws and regulations of such State or where you are not qualified to act as a dealer, except for States in which they are exempt from qualification.

14. This agreement supersedes and cancels any prior agreement with respect to the sales of shares of any of the Funds underwritten by the Company and the Company reserves the right to amend this agreement at any time and from time to time.

15. This agreement shall be effective upon acceptance by us in Boston, Massachusetts and all sales hereunder are to be made, and title to shares of the Funds shall pass, in Boston. This agreement is made in the Commonwealth of Massachusetts and shall be interpreted in accordance with the laws of Massachusetts.

16. All communications to the Company should be sent to the above address. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

17. Either party may terminate this agreement at any time by written notice to the other party.

Signed:                               Accepted:

                                      Boston, MA (USA) as of June 1, 1995
-----------------------------------                          ------------
       Dealer or Broker Name


-----------------------------------   KEYSTONE INVESTMENT DISTRIBUTORS COMPANY
             Address                  200 Berkeley Street, Boston, MA 02116-5034

-----------------------------------   ------------------------------------------
        Authorized Signature                      Authorized Signature

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KEYSTONE
I N V E S T M E N T S

Keystone Investment Distributors Company
200 Berkeley Street
Boston, Massachusetts 02116-5034                          Ralph J. Spuehler, Jr.
                                                          President

June 1, 1995

Dear Financial Professional:

     This Schedule of Commissions and Service Fees ("Schedule") supersedes any previous Schedules and is hereby made part of our Dealer Agreement with you ("Dealer Agreement") and will remain in effect until modified or rescinded by us. All commission rates and service fee rates set forth in this Schedule may be modified by us from time to time without prior notice.

                             1. KEYSTONE FUND FAMILY

                        KEYSTONE QUALITY BOND FUND (B-1)
                      KEYSTONE DIVERSIFIED BOND FUND (B-2)
                      KEYSTONE HIGH INCOME BOND FUND (B-4)
                          KEYSTONE BALANCED FUND (K-1)
                      KEYSTONE STRATEGIC GROWTH FUND (K-2)
                      KEYSTONE GROWTH AND INCOME FUND (S-1)
                       KEYSTONE MID-CAP GROWTH FUND (S-3)
                    KEYSTONE SMALL COMPANY GROWTH FUND (S-4)
                        KEYSTONE INTERNATIONAL FUND INC.
                     KEYSTONE PRECIOUS METALS HOLDINGS, INC.
                          KEYSTONE TAX EXEMPT TRUST AND
                             KEYSTONE TAX FREE FUND

1. COMMISSIONS (FOR SECTION I FUNDS EXCEPT KEYSTONE PRECIOUS METALS HOLDINGS, INC., KEYSTONE TAX EXEMPT TRUST AND KEYSTONE TAX FREE FUND*)

     Except as otherwise provided for in our Dealer Agreement, we will pay you commission on sales of shares of the Funds (other than Keystone Precious Metals Holdings, Inc., Keystone Tax Exempt Trust and Keystone Tax Free Fund) at the rate of 4.0% of the aggregate net asset value of such shares sold in each eligible sale.

2. COMMISSIONS FOR KEYSTONE PRECIOUS METALS HOLDINGS, INC.

     Except as otherwise provided for in our Dealer Agreement, we will pay you commissions on sales of shares of Keystone Precious Metals Holdings, Inc. as follows:

AMOUNT OF SALE                COMMISSION
Less than $100,000               4.0%
$ 100,000-S249,999               2.0%
$250,000-$499,999                1.0%
$500,000 and above               0.5%

3. COMMISSIONS FOR KEYSTONE TAX EXEMPT TRUST AND KEYSTONE TAX FREE FUND

     Except as otherwise provided for in our Dealer Agreement, we will pay you commissions on sales of shares of Keystone Tax Exempt Trust and Keystone Tax Free Fund at the rate of 3.0% of the aggregate net asset value of such shares sold in each eligible sale.

 4. SERVICE FEES

     We will also pay you service fees based on the aggregate net asset value of shares of the Funds (other than Keystone Precious Metals Holdings, Inc.) you have sold on or after June 1, 1983 and of Keystone Precious Metals Holdings, Inc. you have sold on or after November 19, 1984, which remain issued and outstanding on the books of the Funds on the fifteenth day of the third month of each calendar quarter (March 15, June 15, September 15 and December 15, each hereinafter a "Service Fee Record Date") and which are registered in the names of clients for whom you are dealer of record ("Eligible Shares"). Such service fees will be calculated quarterly at the rate of 0.0625% per quarter of the aggregate net asset value of all such Eligible Shares (approximately 0.25% annually) on the Service Fee Record Date; provided, however, that in any calendar quarter in which services fees earned by you on Eligible Shares of all Keystone Investments Funds (except Keystone Liquid Trust Class A shares) are less than $50.00 in the aggregate, no service fees will be paid to you nor will such amounts be carried over for payment in a future quarter. Service fees will be payable within 90 days after the Service Fee Record Date. Service fees will only be paid by us to the extent that such amounts have been paid to us by the Funds.


* Shares of Keystone Tax Free Fund are not continuously available for sales to persons who are not existing shareholders of the Fund.

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              II. KEYSTONE AMERICA FAMILY AND KEYSTONE LIQUID TRUST
                                 CLASS A SHARES


1. COMMISSIONS

     Except as otherwise provided either in our Dealer Agreement, or in Paragraph 2 below, or in connection with certain types of purchases at net asset value which are described in the prospectuses for the Funds, we will pay you commissions on your sales of shares of the Funds in accordance with the following sales charge schedules* on sales where we receive a commission from the shareholder:

                       KEYSTONE GOVERNMENT SECURITIES FUND
                      KEYSTONE INTERMEDIATE TERM BOND FUND
                          KEYSTONE STATE TAX FREE FUND
                    KEYSTONE STATE TAX FREE FUND - SERIES II
                         KEYSTONE STRATEGIC INCOME FUND
                          KEYSTONE TAX FREE INCOME FUND
                            KEYSTONE WORLD BOND FUND

AMOUNT                  SALES CHARGE AS           COMMISSION AS
OF                      A PERCENTAGE OF          A PERCENTAGE OF
PURCHASE                OFFERING PRICE           OFFERING PRICE
Less than $100,000           4.75%                     4.25%
$100,000-$249,999            3.75%                     3.25%
$250,000-$499,999            2.50%                     2.25%
$500,000-$999,999            1.50%                     1.50%

                         KEYSTONE FUND FOR TOTAL RETURN
                          KEYSTONE FUND OF THE AMERICAS
                       KEYSTONE GLOBAL OPPORTUNITIES FUND
              KEYSTONE AMERICA HARTWELL EMERGING GROWTH FUND, INC.
                          KEYSTONE HARTWELL GROWTH FUND
                       KEYSTONE STRATEGIC DEVELOPMENT FUND
                        KEYSTONE AMERICA OMEGA FUND, INC.

AMOUNT                  SALES CHARGE AS           COMMISSION AS
OF                      A PERCENTAGE OF          A PERCENTAGE OF
PURCHASE                OFFERING PRICE           OFFERING PRICE
Less than $50,000            5.75%                     5.25%
$50,000-$99,999              4.75%                     4.25%
$100,000-$249,999            3.75%                     3.25%
$250,000-$499,999            2.50%                     2.25%
$500,000-$999,999            1.50%                     1.50%

                  KEYSTONE CAPITAL PRESERVATION AND INCOME FUND

AMOUNT                  SALES CHARGE AS           COMMISSION AS
OF                      A PERCENTAGE OF          A PERCENTAGE OF
PURCHASE                OFFERING PRICE           OFFERING PRICE
Less than $100,000           3.00%                     3.00%
$100,000-$249,999            2.50%                     2.50%
$250,000-$499,999            1.50%                     1.50%
$500,000-$999,999            1.00%                     1.00%

 * These sales charge schedules apply to purchases made at one time or pursuant to Rights of Accumulation or Letters of Intent. Any purchase which is made pursuant to Rights of Accumulation or Letters of Intent is subject to the terms described in the then current prospectus for the Fund whose shares are being purchased.

2. COMMISSIONS FOR CERTAIN TYPES OF PURCHASES

     With respect to (a) purchases of Class A shares in the amount of $1 million or more and/or (b) purchases of Class A shares made by a corporate qualified retirement plan or non-qualified deferred compensation plan sponsored by a corporation having 100 or more eligible employees (a "Qualifying Plan"), (each such purchase an "NAV Purchase"), we will pay you commissions based on (1) the investor's cumulative purchases during the one-year period beginning with the date of the initial NAV Purchase and (2) the investor's cumulative purchases during each subsequent one-year period beginning with the first NAV Purchase following the end of the prior period. For such purchases, commissions will be paid as follows:

                  KEYSTONE CAPITAL PRESERVATION AND INCOME FUND
                       KEYSTONE GOVERNMENT SECURITIES FUND
                      KEYSTONE INTERMEDIATE TERM BOND FUND
                          KEYSTONE STATE TAX FREE FUND
                    KEYSTONE STATE TAX FREE FUND - SERIES II

   COMMISSION AS A PERCENTAGE                  AMOUNT OF
        OF OFFERING PRICE                      PURCHASE
0.50% of the investment amount         $1,000,000 - $4,999,999 plus
0.25% of amounts equal to or over      $5,000,000

                        ALL OTHER KEYSTONE AMERICA FUNDS

   COMMISSION AS A PERCENTAGE                  AMOUNT OF
        OF OFFERING PRICE                      PURCHASE
1.00% of the investment amount         $1,000,000 - $2,999,999 plus
0.50% of the investment amount         $3,000,000 - 4,999,000 plus
0.25% of amounts equal to or over      $5,000,000

3. PROMOTIONAL INCENTIVES

     We may, from time to time, provide promotional incentives, including reallowance of up to the entire sales charge to certain dealers whose representatives have sold or are expected to sell significant amounts of Fund shares, and who allow their individual selling representatives to participate in additional commissions.

4. SERVICE FEES FOR KEYSTONE AMERICA FUNDS (OTHER THAN KEYSTONE STATE TAX FREE FUND, KEYSTONE STATE TAX FREE FUND - SERIES 11 AND KEYSTONE LIQUID TRUST)

     We will also pay you service fees based on the aggregate net asset value of shares of the Funds you have sold which remain issued and outstanding on the books of the Funds on the fifteenth day of the third month of each calendar quarter (March 15, June 15, September 15 and December 15, each hereinafter a "Service Fee Record Date") and which are registered in the names of clients for whom you are dealer of record ("Eligible Shares"). Such service fees will be calculated quarterly at the rate of 0.0625% per quarter of the aggregate net asset value of all such Eligible Shares (approximately 0.25% annually) on the Service Fee Record Date; provided, however, that in any calendar quarter in which total service fees earned by you on Eligible Shares of all Keystone Investments Funds (except Keystone Liquid Trust Class A shares) are less than $50.00 in the aggregate, no service fees will be paid to you nor will such amounts be carried over for payment in a future quarter. Service fees will be paid within 90 days after the Service Fee Record Date. Service fees will only be paid by us to the extent that such amounts have been paid to us by the Funds.

5. SERVICE FEES FOR KEYSTONE STATE TAX FREE FUND AND KEYSTONE STATE TAX FREE FUND - SERIES - II

     We will also pay you service fees based on the aggregate net asset value of shares of the Funds you have sold which remain issued and outstanding on the books of the Funds on the fifteenth day of the third month of each calendar quarter (March 15, June 15, September 15 and December 15, each hereinafter a "Service Fee Record Date") and which are registered in the names of clients for whom you are dealer of record ("Eligible Shares"). Such service fees will be calculated quarterly at the rate of 0.0375% per quarter of the aggregate net asset value of all such Eligible Shares (approximately 0. 15% annually) on the Service Fee Record Date; provided, however, that in any calendar quarter in which total service fees earned by you on Eligible Shares of all Keystone Investments Funds (except Keystone Liquid Trust Class A shares) are less than $50.00 in the aggregate, no service fees will be paid to you nor will such amounts be carried over for payment in a future quarter. Service fees will be paid within 90 days after the Service Fee Record Date. Service fees will only be paid by us to the extent that such amounts have been paid to us by the Funds.

6. SERVICE FEES FOR KEYSTONE LIQUID TRUST

     We will pay you service fees based on the aggregate net asset value of all shares of Keystone Liquid Trust you have sold which remain issued and outstanding on the books of the Fund on the fifteenth day of the third month of each calendar quarter (March 15, June 15, September 15 and December 15, each hereinafter a "Service Fee Record Date") and which are registered in the names of clients for whom you are dealer of record ("Eligible Shares"). Such service fees will be calculated at the rates set forth below and based On the aggregate net asset value of all such Eligible Shares on the Service Fee Record Date; provided, however, that no such service fees will be paid to you for any quarter if the aggregate net asset value of such Eligible Shares on the last business day of the quarter is less than $2 million; and provided further, however, that service fees will only be paid to us to the extent that such amounts have been paid to us by the Fund. Service fees will be paid within 90 days after the Service Fee Record Date. The quarterly rates at which such service fees are payable and the net asset value to which such rates will be applied are set forth below:

 ANNUAL                     QUARTERLY                 AGGREGATE NET ASSET
  RATE                    PAYMENT RATE                  VALUE OF SHARES
0.00000%                    0.00000%              of the first $1,999,999, plus
0.15000%                    0.03750%              of the next $8,000,000, plus
0.20000%                    0.05000%              of the next $15,000,000, plus
0.25000%                    0.06250%              of the next $25,000,000, plus
0.30000%                    0.07500%              of amounts over $50,000,000

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             III. KEYSTONE AMERICA FAMILY AND KEYSTONE LIQUID TRUST

                                 CLASS B SHARES

                  KEYSTONE CAPITAL PRESERVATION AND INCOME FUND
                         KEYSTONE FUND FOR TOTAL RETURN
                          KEYSTONE FUND OF THE AMERICAS
                       KEYSTONE GLOBAL OPPORTUNITIES FUND
                       KEYSTONE GOVERNMENT SECURITIES FUND
              KEYSTONE AMERICA HARTWELL EMERGING GROWTH FUND, INC.
                          KEYSTONE HARTWELL GROWTH FUND
                      KEYSTONE INTERMEDIATE TERM BOND FUND
                        KEYSTONE AMERICA OMEGA FUND, INC.
                          KEYSTONE STATE TAX FREE FUND
                    KEYSTONE STATE TAX FREE FUND - SERIES II
                       KEYSTONE STRATEGIC DEVELOPMENT FUND
                         KEYSTONE STRATEGIC INCOME FUND
                          KEYSTONE TAX FREE INCOME FUND
                            KEYSTONE WORLD BOND FUND
                              KEYSTONE LIQUID TRUST

1. COMMISSIONS (FOR ALL SECTION III FUNDS EXCEPT KEYSTONE CAPITAL PRESERVATION AND INCOME FUND)

     Except as otherwise provided in our Dealer Agreement, beginning June 1, 1995, we will pay you commissions on your sales of Class B shares of the Funds at the rate of 4.00% of the aggregate net asset value of such shares sold.

2. COMMISSIONS FOR KEYSTONE CAPITAL PRESERVATION AND INCOME FUND

     Except as otherwise provided in our Dealer Agreement, beginning June 1, 1995, we will pay you commissions on your sales of Class B shares of the Funds at the rate of 2.75% of the aggregate net asset value of such shares sold.

3. PROMOTIONAL INCENTIVES

     We may, from time to time, provide promotional incentives, including reallowance to dealers of increased commissions to dealers who allow their individual selling representatives to participate in such additional commissions.

4. SERVICE FEES (FOR ALL OF THE ABOVE FUNDS EXCEPT KEYSTONE STATE TAX FREE FUND AND KEYSTONE STATE TAX FREE FUND - SERIES II)

     We will pay you a full year's service fee in advance on your sales of Class B shares of the Funds, at the rate of 0.25% of the aggregate net asset value of such shares sold.

     We will also pay you service fees on the fifteenth day of the third month of each calendar quarter (March 15, June 15, September 15 and December 15, each hereinafter a "Service Fee Record Date"). We will pay you such service fees based on the aggregate net asset value of shares you have sold which have been on the books of the Funds for a minimum of 12 months from the date of purchase (plus any reinvested distributions attributable to such shares) and which are registered in the names of clients for whom you are the dealer of record ("Eligible Shares"). Such service fees will be calculated quarterly at the rate of 0.0625% per quarter of the aggregate net asset value of all such Eligible Shares (approximately 0.25% annually) on the Service Fee Record Date; provided, however, that in any calendar quarter in which total services fees earned by you on Eligible Shares of Keystone Investments Funds (except Keystone Liquid Trust Class A shares) are less than $50.00 in the aggregate, no service fees will be paid to you nor will such amounts be carried over for payment in a future quarter. Service fees will be paid within 90 days after the Service Fee Record Date. Service fees other than those paid in advance will only be paid by us to the extent that such amounts have been paid to us by the Funds.

5. SERVICE FEES FOR KEYSTONE STATE TAX FREE FUND AND KEYSTONE STATE TAX FREE FUND - SERIES II

     We will pay you a full year's service fee in advance on your sales of Class B shares of the Funds, at the rate of 0.15% of the aggregate net asset value of such shares sold.

     We will also pay you service fees on the fifteenth day of the third month of each calendar quarter (March 15, June 15, September 15 and December 15, each hereinafter a "Service Fee Record Date"). We will pay you such service fees based on the aggregate net asset value of shares you have sold which have been on the books of the Funds for a minimum of 12 months from the date of purchase (plus any reinvested distributions attributable to such shares) and which are registered in the names of clients for whom you are the dealer of record ("Eligible Shares"). Such service fees will be calculated quarterly at the rate of 0.0375% per quarter of the aggregate net asset value of all such Eligible Shares (approximately 0.15% annually) on the Service Fee Record Date; provided, however, that in any calendar quarter in which total services fees earned by you on Eligible Shares of Keystone Investments Funds (except Keystone Liquid Trust Class A shares) are less than $50.00 in the aggregate, no service fees will be paid to you nor will such amounts be carried over for payment in a future quarter. Service fees will be paid within 90 days after the Service Fee Record Date. Service fees other than those paid in advance will only be paid by us to the extent that such amounts have been paid to us by the Funds.

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KEYSTONE                                Dealer No. _____________________________
I N V E S T M E N T S                   (Please indicate Exchange Membership(s),
                                        if any.) _______________________________
200 Berkeley Street
Boston, Massachusetts 02116-5034        ________________________________________

                                        Effective Date _________________________
                                        CLASS C SHARES

 To Whom It May Concern:

     Keystone Investment Distributors Company ("the Company"), principal underwriter, invites you to participate in the distribution of Class C shares of the Keystone America Fund Family, Keystone Liquid Trust and other Funds ("Funds") designated by us which are currently or hereafter underwritten by the Company, subject to the following terms:

1. In the distribution and sale of shares, you shall not have authority to act as agent for the issuer, the Company or any other dealer in any respect in such transactions. All orders are subject to acceptance by us and become effective only upon confirmation by us. The Company reserves the unqualified right not to accept any specific order for the purchase or exchange of shares.

2. You will offer and sell Class C shares of the Funds only at their respective net asset values in accordance with the terms and conditions of a current prospectus of the Fund whose shares you offer. You will offer shares only on a forward pricing basis i.e. orders for the purchase or repurchase of shares accepted by you prior to the close of the New York Stock Exchange and placed with us the same day prior to the close of our business day, 5:00 p.m. Eastern Time, and orders to exchange shares of one Fund for shares of another Fund eligible for exchange placed with us prior to 3:00 p.m. Eastern Time, shall be confirmed at the closing price for that business day. You agree to place orders for shares only with us and at such closing price. You further agree to confirm the transaction with your customer at the price confirmed in writing by us. In the event of a difference between verbal and written price confirmations, the written confirmations shall be considered final. Prices of the Funds' shares are computed by and are subject to withdrawal by the Funds in accordance with their current respective prospectuses. You agree to place orders with us only through your central order department unless we accept your written Power of Attorney authorizing others to place orders on your behalf.

3. So long as this agreement remains in effect, we will pay you commissions on sales of shares of the Funds and service fees, all in accordance with the Schedule of Commissions and Service Fees ("Schedule") attached hereto and made a part hereof, effective June 1, 1995, which Schedule may be modified from time to time or rescinded by us, in either case without prior notice. You shall have no vested right to receive any continuing service fees, other fees, or other commissions which we may elect to pay to you from time to time on shares previously sold by you. You agree not to share or rebate any portion of such commissions or to otherwise grant any concessions, discounts or other allowances to any person who is not a broker or dealer actually engaged in the investment banking or securities business. You will receive commissions in accordance with the attached Schedule on all purchase transactions in shareholder accounts (excluding reinvestment of income dividends and capital gains distributions) for which you are designated as Dealer of Record except where we determine that any such purchase was made with the proceeds of a redemption or repurchase of shares of the same Fund or another Fund whether or not the transaction constitutes the exercise of the exchange privilege. Commissions will be paid to you twice a month.

     You hereby authorize us to act as your agent in connection with all transactions in shareholder accounts in which you are designated as Dealer of Record. All designations of Dealer of Record and all authorizations of the Company to act as your Agent shall cease upon the termination of this Agreement, or upon the shareholder's instruction to transfer his or her account to another Dealer of Record.

4. Payment for all shares purchased from us shall be made to the Company and shall be received by the Company within ten business days after the acceptance of your order or such shorter time as may be required by law. If such payment is not received by us, we reserve the right, without prior notice, forthwith to cancel the sale, or, at our option, to sell the shares ordered by you back to the Fund concerned in which latter case we may hold you responsible for any loss, including loss of profit, suffered by us or by the Fund resulting from your failure to make payment as aforesaid.

5. You agree to purchase shares of the Funds only from us or from your customers. If you purchase shares from us, you agree that all such purchases shall be made only to cover orders already received by you from your customers, or for your own bonafide investment without a view to resale. If you purchase shares from your customers, you agree to pay such customers the applicable net asset value per share less any contingent deferred sales charge that would be applicable if such shares were then tendered for redemption in accordance with the then current applicable prospectus ("repurchase price").

6. You will sell shares only--

          (a) to your clients at the prices described in paragraph 2 above; or

          (b) to us as agent for the Funds at the repurchase price. In such a sale to us, you may act either as principal for your own account or as agent for your customer. If you act as principal for your own account in purchasing shares for resale to us, you agree to pay your customer not less than nor more than the repurchase price which you receive from us. If you act as agent for your customer in selling shares to us, you agree not to charge your customer more than a fair commission for handling the transaction.

7. You shall not withhold placing with us orders received from your customers so as to profit yourself as a result of such withholding.

8. We will not accept from you any conditional orders for shares.

9. If any shares sold to you under the terms of this agreement are repurchased by a Fund, or are tendered for redemption, within seven business days after the date of our confirmation of the original purchase by you, it is agreed that you shall forfeit your right to any commissions on such sales even though the shareholder may be charged a contingent deferred sales charge by the Fund.

     We will notify you of any such repurchase or redemption within the next ten business days after the date on which the certificate or written request for redemption is delivered to us or to the Fund, and you shall forthwith refund to us the full amount of any commission you received on such sale. We agree, in the event of any such repurchase or redemption, to refund to the Fund any commission we retained on such sale and, upon receipt from you of the commissions paid to you, to pay such commissions forthwith to the Fund.

10. Shares sold to you hereunder shall not be issued in certificate form or otherwise until payment has been received by the Fund concerned. If transfer instructions are not received from you within 15 days after our acceptance of your order, the Company reserves the right to instruct the transfer agent for the Fund concerned to register a certificate for the shares sold to you in your name and forward such certificate to you. You agree to hold harmless and indemnify the Company, the Fund and its transfer agent for any loss or expense resulting from such registration.

11. No person is authorized to make any representations concerning shares of the Funds except those contained in the current applicable prospectuses and in sales literature issued by us supplemental to such prospectuses. In purchasing shares from us you shall rely solely on the representations contained in the appropriate prospectus and in such sales literature. We will furnish additional copies of the current prospectuses and such sales literature and other releases and information issued by us in reasonable quantities upon request. You agree that you will in all respects duly conform with all laws and regulations applicable to the sale of shares of the Funds and will indemnify and hold harmless the Funds, their directors and trustees and the Company from any damage or expenses on account of any wrongful act by you, your representatives, agents or sub-agents in connection with any orders or solicitation of orders of shares of the Funds by you, your representatives, agents or sub-agents.

12. Each party hereto represents that it is a member of the National Association of Securities Dealers, Inc., and agrees to notify the other should it cease to be a member of such Association and agrees to the automatic termination of this agreement at that time. It is further agreed that all rules or regulations of said Association now in effect or hereafter adopted, which are binding upon underwriters and dealers in the distribution of the securities of open-end investment companies, shall be deemed to be a part of this agreement to the same extent as if set forth in full herein.

13. You will not offer the Funds for sale in any State where they are not qualified for sale under the Blue Sky Laws and regulations of such State or where you are not qualified to act as a dealer, except for States in which they are exempt from qualification.

14. This agreement supersedes and cancels any prior agreement with respect to the sales of shares of any of the Funds underwritten by the Company and the Company reserves the right to amend this agreement at any time and from time to time.

15. This agreement shall be effective upon acceptance by us in Boston, Massachusetts and all sales hereunder are to be made, and title to shares of the Funds shall pass, in Boston. This agreement is made in the Commonwealth of Massachusetts and shall be interpreted in accordance with the laws of Massachusetts.

16. All communications to the Company should be sent to the above address. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

17. Either party may terminate this agreement at any time by written notice to the other party.


Signed:                               Accepted:

                                      Boston, MA (USA) as of June 1, 1995
-----------------------------------                          ------------
       Dealer or Broker Name


-----------------------------------   KEYSTONE INVESTMENT DISTRIBUTORS COMPANY
             Address                  200 Berkeley Street, Boston, MA 02116-5034

-----------------------------------   ------------------------------------------
        Authorized Signature                      Authorized Signature

                                                                           C-CSF

[Logo]
KEYSTONE
I N V E S T M E N T S

Keystone Investment Distributors Company
200 Berkeley Street                                       Ralph J. Spuehler, Jr.
Boston, Massachusetts 02116-5034                          President




June 1, 1995

Dear Financial Professional:

     This Schedule of Commissions and Service Fees ("Schedule") supersedes any previous Schedules and is hereby made part of our Dealer Agreement with you ("Dealer Agreement") and will remain in effect until modified or rescinded by us. All commission rates and service fee rates set forth in this Schedule may be modified by us from time to time without prior notice.

                KEYSTONE AMERICA FAMILY AND KEYSTONE LIQUID TRUST
                                 CLASS C SHARES
                  KEYSTONE CAPITAL PRESERVATION AND INCOME FUND
                         KEYSTONE FUND FOR TOTAL RETURN
                          KEYSTONE FUND OF THE AMERICAS
                       KEYSTONE GLOBAL OPPORTUNITIES FUND
                       KEYSTONE GOVERNMENT SECURITIES FUND
              KEYSTONE AMERICA HARTWELL EMERGING GROWTH FUND, INC.
                          KEYSTONE HARTWELL GROWTH FUND
                      KEYSTONE INTERMEDIATE TERM BOND FUND
                        KEYSTONE AMERICA OMEGA FUND, INC.
                          KEYSTONE STATE TAX FREE FUND
                    KEYSTONE STATE TAX FREE FUND - SERIES II
                       KEYSTONE STRATEGIC DEVELOPMENT FUND
                         KEYSTONE STRATEGIC INCOME FUND
                          KEYSTONE TAX FREE INCOME FUND
                            KEYSTONE WORLD BOND FUND
                              KEYSTONE LIQUID TRUST

1. COMMISSIONS

     Except as provided in our Dealer Agreement, we will pay you commissions on your sales of Class C shares of the Funds, at the rate of 0.75% of the aggregate net asset value of such shares sold in each eligible sale.

     We will also pay you commissions on the fifteenth day of the third month of each calendar quarter (March 15, June 15, September 15 and December 15, each hereinafter a "Commission Record Date"). We will pay you such commissions based on the aggregate net asset value of shares you have sold which have been on the books of the Funds for a minimum of 14 months from the date of purchase (plus any reinvested distributions attributable to such shares) and which are registered in the names of clients for whom you are dealer of record (Eligible Shares"). Such commissions will be calculated quarterly at the rare of 0.1875% per quarter of the aggregate net asset value of all such Eligible Shares (approximately 0.75% annually) on the Commission Record Date. Commissions will be payable within 90 days after the Commission Record Date. Such commissions will continue to be paid to you quarterly so long as aggregate payments do not exceed applicable NASD limitations and other governing regulations.

2. SERVICE FEES

     We will pay you a full year's service fee in advance on your sales of Class C shares of the Funds, at the rate of 0.25% of the aggregate net asset value of such shares sold.

     We will also pay you service fees on the fifteenth day of the third month of each calendar quarter (March 15, June 15, September 15 and December 15, each hereinafter a "Service Fee Record Date"). We will pay you such service fees based on the aggregate net asset value of shares you have sold which have been on the books of the Funds for a minimum of 14 months from the date of purchase (plus any reinvested distributions attributable to such shares) and which are registered in the names of clients for whom you are the dealer of record ("Eligible Shares"). Such service fees will be calculated quarterly at the rate of 0.0625% per quarter of the aggregate net asset value of all such Eligible Shares (approximately 0.25% annually) on the Service Fee Record Date; provided, however, that in any calendar quarter in which total services fees earned by you on Eligible Shares of Keystone Investments Funds (except Keystone Liquid Trust Class A shares) are less than $50.00 in the aggregate, no service fees will be paid to you nor will such amounts be carried over for payment in a future quarter. Service fees will be paid within 90 days after the Service Fee Record Date. Service fees other than those paid in advance will only be paid by us to the extent that such amounts have been paid to us by the Funds.